As filed with the Securities and Exchange Commission on March 2, 2006.
                            Registration No. 33-52800
            --------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-8
                          Registration Statement Under
                           The Securities Act of 1933
                                 ---------------

                           THERMO ELECTRON CORPORATION
             (Exact name of registrant as specified in its charter)
                                 ---------------

        DELAWARE                                                04-2209186
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                                 81 Wyman Street
                        Waltham, Massachusetts 02454-9046
               (Address of Principal Executive Offices) (Zip Code)

            UNIVERSAL VOLTRONICS CORP. EMPLOYEES' STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                          Seth H. Hoogasian, Secretary
                           Thermo Electron Corporation
                                 81 Wyman Street
                        Waltham, Massachusetts 02454-9046

                                 (781) 622-1000
          (Telephone Number, Including Area Code, of Agent For Service)

                          Deregistration of Securities

     This Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-8 (Registration No. 33-52800) is being filed by the Registrant to remove from registration any of the securities that remain unsold thereunder as of the date of filing of this post-effective amendment. The securities were previously registered for sale under the Universal Voltronics Corp. Employees' Stock Purchase Plan (the "Plan"). The deregistered securities represent shares that were available under the Plan which remain unsold as of the date of the filing of this post-effective amendment. As such, the Registrant hereby removes such securities from registration and the registration is hereby terminated.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Thermo Electron certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 28th day of February, 2006.

                                    THERMO ELECTRON CORPORATION


                                    By:    /s/ Marijn E. Dekkers
                                           -------------------------------------
                                           Marijn E. Dekkers
                                    Its:   President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                                  Title                                       Date
               ---------                                                  -----                                       ----
                                                            President, Chief Executive
/s/ Marijn E. Dekkers                                       Officer and Director (Principal
------------------------------------------------------      Executive Officer)                                  February 28, 2006
Marijn E. Dekkers

/s/ Jim P. Manzi                                            Chairman of the Board and
------------------------------------------------------      Director                                            February 28, 2006
Jim P. Manzi
                                                            Vice President and Chief
/s/ Peter M. Wilver                                         Financial Officer (Principal
------------------------------------------------------      Financial Officer)                                  February 28, 2006
Peter M. Wilver
                                                            Corporate Controller and Chief
/s/ Peter E. Hornstra                                       Accounting Officer (Principal
------------------------------------------------------      Accounting Officer)                                 February 28, 2006
Peter E. Hornstra

/s/ John L. LaMattina
------------------------------------------------------      Director                                            February 28, 2006
John L. LaMattina

/s/ Peter J. Manning
------------------------------------------------------      Director                                            February 28, 2006
Peter J. Manning

/s/ Robert A. McCabe
------------------------------------------------------      Director                                            February 28, 2006
Robert A. McCabe

/s/ Robert W. O'Leary
------------------------------------------------------      Director                                            February 28, 2006
Robert W. O'Leary



/s/ Michael E. Porter
------------------------------------------------------      Director                                            February 28, 2006
Michael E. Porter

/s/ Elaine S. Ullian
------------------------------------------------------      Director                                            February 28, 2006
Elaine S. Ullian
